WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.





When the transaction referred to in Note 14 of Notes to Consolidated
Financial Statements has been consummated we will be in a position to
render the following report.           ARTHUR ANDERSEN LLP


 To the Board of Directors of Super Wash, Inc. and Subsidiary:

       We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Super Wash, Inc.
 and Subsidiary included in this registration statement and have issued our report thereon dated May 15, 1996, except for Note 14 of Notes to Consolidated Financial Statements which is as of _________, 1997. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index in Item 16(b) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



 Chicago, Illinois
 May 15, 1996



                             S-1

                                                            SCHEDULE II


                     SUPER WASH, INC. AND SUBSIDIARY
                    VALUATION AND QUALIFYING ACCOUNTS


                         Balance at    Charged to
                         Beginning       Costs &                 Balance at
                         OF YEAR        EXPENSES     DEDUCTION   END OF YEAR
Allowance for Doubtful
Accounts:

Year Ended February 28,
 1994                   $  63,000      $  51,609       $49,609      $65,000
 Year Ended February 28,
 1995                   $  65,000      $  10,000       $          $
                                                        --           75,000
 Ten Month Period Ended
December                $  75,000      $            $            $
 31, 1995                      --            --           75,000






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